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                                                                 Exhibit (3)(a)

                            DISTRIBUTION AGREEMENT

      THIS AGREEMENT, entered into as of December 31, 2018, is by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC"), a life insurance company organized under the laws of the State of Texas, and AIG CAPITAL SERVICES, INC. ("Distributor"), a corporation organized under the laws of the State of Delaware.

                                  WITNESSETH:

      WHEREAS, VALIC issues to the public certain individual or group, registered and unregistered variable insurance contracts/policies/certificates and/or contracts subject to securities regulated market value adjustments (collectively "Contracts"); and

      WHEREAS, VALIC established by resolution separate accounts (collectively, the "Separate Accounts") for the purpose of issuing Contracts; and

      WHEREAS, each Separate Account is either registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act") or unregistered issuing private placements (in reliance on section 3(c)(1) or 3(c)(7) of the 1940 Act); and

      WHEREAS, the Contracts to be issued by VALIC are, if required by law, registered with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), for offer and sale to the public and are otherwise are in compliance with all applicable laws; and

      WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"), proposes to act as principal underwriter and distributor on an agency basis in the marketing and distribution of the Contracts;

      WHEREAS, VALIC desires to obtain the services of the Distributor as distributor of the Contracts.

      NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, VALIC and Distributor hereby agree as follows:

      1. The Distributor will serve as the principal underwriter and distributor on an agency basis for the Contracts.

      2. The Distributor will, either directly or through an affiliate, provide information and marketing assistance to licensed insurance agents and broker-dealers on a continuing basis. The Distributor shall be responsible for compliance with the requirements of state broker-dealer regulations and the 1934 Act as each applies to Distributor in connection with its duties as distributor of said Contracts. Moreover, the Distributor shall conduct its affairs in accordance with FINRA rules. It is understood that Distributor will not engage in solicitation activities for the Contracts on a retail basis, and intends to restrict its activities to providing such information and marketing assistance to Selling Firms (as defined in Section 3).

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      3.   Subject to agreement of VALIC, the Distributor may enter into selling agreements with broker-dealers registered under the 1934 Act and authorized by applicable law to sell the Contracts ("Selling Firms"). Any such contractual arrangement is expressly made subject to this Agreement, and the Distributor will at all times be responsible to VALIC for purposes of the federal securities laws for the distribution of the Contracts.

      4. Distributor shall not have authority, on behalf of VALIC to: make, alter or discharge any Contract; to waive any Contract forfeiture provision; extend the time of making any payments or receive any monies or payments (except for the sole purpose of forwarding monies or payments to VALIC). Distributor shall not expend, nor contract for the expenditure of, the funds of VALIC. Distributor shall not possess or exercise any authority on behalf of VALIC other than that expressly conferred on Distributor by this Agreement.

      5.   Warranties

           (a)   VALIC represents and warrants to Distributor that:

                 (i) To the extent required by law, registration statements for each of the Contracts ("Registration Statements") have been filed with the Commission or appropriate private placement memorandum or other offering document has been drafted;

                 (ii) Registration Statements and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and, where applicable, the 1940 Act, and the rules and regulations of the Commission under such Acts;

                 (iii) Registration Statements, private placement memorandum or other offering document and any further amendments or supplements thereto ("Offering Document") will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to VALIC by the Distributor expressly for use therein;

                 (iv) VALIC is validly existing as a stock life insurance company in good standing under the laws of the state of Texas, with the power (corporate or otherwise) to own its properties and conduct its business as described in the Offering Document, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction, or conducts any business so as not to require such qualification;

                 (v) The Contracts offered for sale by the Distributor hereunder have been duly and validly authorized and, when issued and delivered against

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                        payment therefore as provided herein, will be duly and
                        validly issued and will conform to the description of such Contracts contained in the Offering Documents relating thereto;

                 (vi) Those persons who offer and sell the Contracts are to be appropriately licensed in a manner as to comply with the state insurance laws;

                 (vii) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which VALIC is a party or by which VALIC is bound, VALIC's Charter as a stock life insurance company or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over VALIC or any of its property; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by VALIC of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, 1940 Act or state insurance or securities laws in connection with the distribution of the Contracts by the Distributor; and

                 (viii)      There are no material legal or governmental
                        proceedings pending to which VALIC or the Separate Accounts is a party or of which any property of VALIC or the Separate Accounts is the subject, other than as set forth in the Offering Document relating to the Contracts, and other than litigation incident to the kind of business conducted by VALIC, if determined adversely to VALIC, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of VALIC.

           (b)   The Distributor represents and warrants to VALIC that:

                 (i) It is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and a member in good standing of FINRA, and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer;

                 (ii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Distributor is a party or by which the Distributor is bound, the Certificate of Incorporation or By-laws of the Distributor, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor or its property; and

                 (iii) To the extent that any statements or omissions made in the

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                        Offering Document are made in reliance upon and in
                        conformity with written information furnished to VALIC by the Distributor expressly for use therein, such Offering Documents will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      6. VALIC, or an affiliate thereof shall maintain and preserve books and records on behalf of, and as agent for, the Distributor in accordance with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act, to the extent that such requirements are applicable to the Contracts. The party maintaining the books and records required hereunder shall make such records and books of account available for inspection by the Commission and FINRA, and Distributor shall have the right to inspect, make copies of or take possession of such records and books of account at any time on demand. Such books and records of account shall be deemed the property of the Distributor.

      7. VALIC shall confirm, on behalf of the Selling Firm, to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of payments and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder.

      8. Subsequent to having been authorized to commence the activities contemplated herein, the Distributor, or an affiliate thereof, will cause the currently effective Registration Statement relating to the subject Contracts in connection with its marketing and distribution efforts to be utilized. VALIC shall, in particular, provide copies of the applicable Contract Prospectus and/or a private placement memorandum/memoranda to Distributor as needed. As to the other types of sales material, the Distributor, or an affiliate thereof, agrees that it will cause to be used only sales materials as have been authorized for use by VALIC and which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities, including FINRA.

      9. The Distributor, or such other person as referred to in Section 8 above, will not distribute any Offering Documents, sales literature, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of the Distributor, or such other person, any of the foregoing misstates the duties, obligation or liabilities of VALIC or the Distributor.

      10. Expenses of providing sales presentations, mailings, advertising and any other marketing efforts conducted in connection with the distribution or sale of the Contracts shall be borne by VALIC.

      11. The Distributor, as distributor of the Contracts, shall not be entitled to remuneration for its services hereunder.

      12.  All commissions related to the Contracts shall be payable by VALIC to

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           Distributor's registered representatives, or to Selling Firms pursuant to the terms of a selling agreement, on Distributor's behalf as a purely ministerial service.

      13. All payments collected on the sale of the Contracts by the Distributor, if any, shall be transmitted to VALIC for immediate allocation to the Separate Accounts in accordance with the directions furnished by the purchasers of such Contracts at the time of purchase.

      14. The Distributor makes no representations or warranties regarding the number of Contracts to be sold by Selling Firms or the amount to be paid there under. The Distributor does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there is an effective Offering Document or while Contracts are still in-force.

      15. It is understood and agreed that the Distributor may render similar services or act as a principal underwriter or distributor in the distribution of other variable contracts for other insurance companies.

      16. VALIC will use its best efforts to assure that the Contracts required to be registered under the 1933 Act are continuously registered under the 1933 Act and, should it ever be required, registered under state Blue Sky Laws and to file for approval under state insurance laws when necessary.

      17. VALIC reserves the right at any time to suspend or limit the public offering of the subject Contracts.

      18.  VALIC agrees to advise the Distributor immediately of:

           (a) any request by the Commission (i) for amendment of the Offering Documents relating to the Contracts, or (ii) for additional information;

           (b) the issuance by the Commission of any stop order suspending the effectiveness of the Offering Documents relating to the Contracts or the initiation of any proceedings for that purpose; and

           (c) the happening of any material event, if known, which makes untrue any statement made in the Offering Documents relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

      19. VALIC will furnish to the Distributor such information with respect to the Separate Accounts and the Contracts in such form and signed by such of its officers as the Distributor may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

      20. Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

      21. This Agreement will terminate automatically upon its assignment to any person other than a person which is a wholly owned subsidiary of American International Group, Inc. This Agreement shall terminate, without the payment of any penalty

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           by either party:

           (a) at the option of VALIC, upon sixty days' advance written notice to the Distributor; or

           (b) at the option of the Distributor, upon ninety (90) days' written notice to VALIC; or

           (c) at the option of VALIC upon institution of formal proceedings against the Distributor by FINRA or by the Commission; or

           (d) at the option of either party, if the other party or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; or (ii) violates the conditions of this Agreement.

      22. Each notice required by this Agreement may be given by telephone, facsimile, or email to a duly authorized officer of a party.

      23. The parties each affirm that they have procedures in place reasonably designed to protect the privacy of non-public customer information and will maintain such information they acquire pursuant to this Agreement in confidence and in accordance with all applicable privacy laws. "Confidential Information" includes, by way of example and not limitation, all client-related information (including the names, addresses, telephone numbers, social security numbers and account numbers of such referred clients, as well as non-public personal information of such clients) that the parties receive. Notwithstanding the foregoing, each Party shall have the right to use or disclose Confidential Information: (i) to the full extent required to comply with applicable laws or requests of regulators; (ii) as necessary in connection with the Party's audit, legal, compliance or accounting procedures; (iii) as necessary or permitted by applicable laws in the ordinary course of business under this Agreement; (iv) as authorized by a customer; and (v) to protect against or prevent fraud. Confidential Information does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

      24.  Indemnity.

            (a) VALIC shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged

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                 untrue statement of a material fact contained in the Offering
                 Documents or any other written sales material prepared by VALIC which is utilized by the Distributor in connection with the sale of Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Offering Document), or in the case of such other sales material, necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that VALIC will not be liable in any such case to the extent that any such loss, claim, omission or alleged omission made in such Offering Document is in conformity with information furnished by the Distributor to VALIC specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect the Distributor against any liability to VALIC or the Contract Owners to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties, or by reason of his or her reckless disregard by the Distributor of its obligations and duties under this Agreement.

            (b) The Distributor will likewise indemnify and hold harmless VALIC, each of its directors and officers and each person, if any, who controls VALIC within the meaning of the Act to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to VALIC by the Distributor specifically for use therein.

      25. The Agreement may be terminated at any time by either party, without payment of any penalty, upon thirty (30) days prior notice in writing to the other party.

      26. This Agreement shall be subject to the laws of the State of Texas and construed so as to interpret the Contracts and insurance contracts written within the business operation of VALIC.

      27. This Agreement covers and includes all agreements, verbal and written, between VALIC and the Distributor with regard to the marketing and distribution of the Contracts, and supersedes and annuls any and all agreements between the parties with regard to the distribution of the Contracts; except that this Agreement shall not affect the operation of previous or future agreements entered into between VALIC and the Distributor unrelated to the sale of the Contracts.

      28. This Agreement, along with any Attachment attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amended shall not affect the rights of existing Contract Owners and that such amended be in writing and duly executed.

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      IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested on the date first stated above.

                                          THE VARIABLE ANNUITY LIFE
                                          INSURANCE COMPANY

                                          By:     /s/ Stephen A. Maginn
                                                  ------------------------------

                                          Name:   Stephen A. Maginn
                                                  ------------------------------

                                          Title:  Senior Vice President
                                                  ------------------------------

                                          AIG CAPITAL SERVICES, INC.

                                          By:     /s/ James T. Nichols
                                                  ------------------------------

                                          Name:   James T. Nichols
                                                  ------------------------------

                                          Title:  President and CEO
                                                  ------------------------------

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